Exhibit 99.1

Investor Relations contact: Tel: 415-278-7933 investor_relations@gymboree.com

Media Relations contact: Tel: 415-278-7493 media_relations@gymboree.com

The Gymboree Corporation Reports First Quarter of Fiscal 2016 Results

San Francisco, Calif., June 13, 2016 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the fiscal quarter ended April 30, 2016.

First Quarter Fiscal 2016 Highlights Include:

•	Comparable sales (including online sales) increased 4% during the first quarter of fiscal 2016.

•	Adjusted EBITDA increased $8.9 million from the first quarter of fiscal 2015 to $24.5 million.

•	Net income attributable to The Gymboree Corporation for the quarter was $32.8 million, including a gain on extinguishment of debt of $48.8 million, compared to a net loss of $23.0 million for the first quarter of fiscal 2015.

•	The Company reaffirms full year guidance.

First Quarter Results (13 weeks ended April 30, 2016 versus 13 weeks ended May 2, 2015)

•	Net sales were $285.0 million, compared to $276.1 million in the first quarter of fiscal 2015.

•	Comparable sales (including online stores) increased 4% compared to the first quarter of fiscal 2015.

•	Comparable sales increases by brand for the first quarter of fiscal 2016 compared to the first quarter of fiscal 2015 and for the first quarter of fiscal 2015 compared to the first quarter of fiscal 2014 were as follows:

Comparable Sales	Q1 2016	Q1 2015
Gymboree	+6%	-2%
Janie and Jack	+5%	+5%
Crazy 8	-2%	+4%

•	Gross profit was $116.5 million, or 40.9% of net sales, compared to $105.4 million, or 38.2% of net sales, for the first quarter of fiscal 2015.

•	Adjusted Gross Profit was $118.0 million, or 41.4% of net sales, compared to $107.1 million, or 38.8% of net sales, for the first quarter of fiscal 2015.

•	SG&A expense was $114.0 million, or 40% of net sales, compared to $104.7 million, or 37.9% of net sales, in the first quarter of fiscal 2015. The $9.3 million increase in SG&A expense was primarily driven by a $5.7 million loss incurred as a result of terminating a contract with a third party fulfillment center for www.gymboree.com.

•	Adjusted SG&A Expense was $105.4 million, or 37% of net sales, compared to $101.1 million, or 36.6% of net sales, in the first quarter of fiscal 2015.

•	Adjusted EBITDA, defined as net income (loss) attributable to The Gymboree Corporation before interest, income taxes and depreciation and amortization, adjusted for other items as described below, was $24.5 million compared to $15.6 million for the first quarter of fiscal 2015. The prior year quarter Adjusted EBITDA of $15.6 million was impacted by the port slowdown, which negatively impacted Adjusted EBITDA by approximately $6 million.

•	Net income attributable to The Gymboree Corporation for the quarter was $32.8 million, including a gain on extinguishment of debt of $48.8 million, compared to a net loss of $23.0 million for the first quarter of fiscal 2015.

Adjusted EBITDA, Adjusted Gross Profit and Adjusted SG&A Expense are not financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). For descriptions of Adjusted EBITDA, Adjusted Gross Profit and Adjusted SG&A Expense and a reconciliation of these measures to the relevant GAAP measures, see “Non-GAAP Financial Measures” below and Exhibit D of this press release.

Balance Sheet and Other Highlights

•	During the 13 weeks ended April 30, 2016, the Company repurchased $77 million aggregate principal amount of its senior notes for $26.2 million through privately negotiated transactions.

•	As of the end of the first quarter of fiscal 2016, there were $43 million in borrowings outstanding under the Company’s asset-backed revolving credit facility (after being reduced by $10 million from the proceeds of the ABL Term Loan) and approximately $90.7 million of undrawn availability after being reduced by letters of credit of $30.8 million and $50 million of the ABL Term Loan.

•	On May 24, 2016, the Company announced the results of its tender offer in which it repurchased $39.6 million aggregate principal amount of its senior notes for $20.6 million. The Company funded these repurchases, as well as the $10 million pay down of the Company’s asset-backed revolving credit facility noted above, with the proceeds from borrowings under the ABL Term Loan. Following the tender offer, there was $171 million principal amount of senior notes outstanding.

•	Capital expenditures were $3.6 million during the first quarter of fiscal 2016.

•	Inventory balances at the end of the first quarter of fiscal 2016 were $198.6 million, compared to $208.9 million at the end of the first quarter of fiscal 2015. On a per square foot basis, inventory cost was down 4% over the first quarter of fiscal 2015. Inventory units were down mid-single digits.

The Company is continuing to actively pursue various other financing alternatives, including refinancing and/or repurchasing its existing debt, divestitures of certain of its assets and/or lines of business, as well as other opportunities to improve its capital structure. If opportunities are favorable, the Company may consummate one or more of these initiatives and the amounts involved and related financial statement impact may be material.

Fiscal 2016 Business Outlook

The Company’s fiscal 2016 outlook is based on current economic environment trends, as well as management expectations for the remainder of the year.

Second Quarter

The Company anticipates Adjusted EBITDA for the second quarter of fiscal 2016 to be in the range of $13 million to $17 million. The prior year quarter Adjusted EBITDA of $11.1 million was impacted by the port slowdown, which negatively impacted Adjusted EBITDA by approximately $5 million.

Full Year

For the full year, the Company expects Adjusted EBITDA to be in the range of $120 million to $135 million. Based on this guidance, the Company expects to have sufficient liquidity during fiscal 2016 to service its debt and invest in the business to drive long-term growth.

Stores

During fiscal 2016, the Company plans to open approximately 6 new stores and expects to close approximately 20 to 30 stores, primarily in its Crazy 8 and Gymboree brands.

Capital Expenditures

During fiscal 2016, the Company anticipates spending approximately $30 million to $35 million for capital expenditures. The Company expects to finance its capital expenditures for fiscal 2016 through a combination of cash generated by operations, the remaining funds available under its asset-backed loan facility, senior secured term loan and ABL Term Loan and cash on hand.

Non-GAAP Financial Measures

The Company defines “Adjusted EBITDA” as net income (loss) attributable to The Gymboree Corporation before interest, income taxes, and depreciation and amortization, adjusted for other items, including gain on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition and certain other items that management does not believe are reflective of the Company’s ongoing operations. The Company is likely to exclude these items from Adjusted

EBITDA in the future and may also exclude other similar items, the effect of which is uncertain but may be significant in amount. The Company defines “Adjusted Gross Profit” as gross profit adjusted for the impact of purchase accounting adjustments resulting from the Acquisition. The Company defines “Adjusted SG&A Expense” as SG&A expense adjusted for the impact of purchase accounting adjustments resulting from the Acquisition and certain other non-recurring items. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.

Adjusted EBITDA is a non-GAAP measure but is considered by management to be an important supplemental measure of the Company’s performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company’s computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Adjusted Gross Profit and Adjusted SG&A Expense are also non-GAAP measures that are considered by management to be important supplemental measures of the Company’s performance as management believes the items excluded are not reflective of the Company’s ongoing operations. See Exhibit D for reconciliations of Adjusted EBITDA to net income (loss) attributable to The Gymboree Corporation, Adjusted Gross Profit to gross profit and Adjusted SG&A Expense to SG&A expense.

The live broadcast of the discussion of first quarter fiscal 2016 financial results and fiscal 2016 business outlook will be available to interested parties at 2:00 p.m. PT (5:00 p.m. ET) on Monday, June 13, 2016. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on “Company Information” at the bottom of the page; go to “Investor & Media” and then “Conference Calls & Webcasts.” A replay of the call will be available two hours after the broadcast through midnight PT, Monday, June 27, 2016, at 855-859-2056, passcode 61959098.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of April 30, 2016, the Company operated a total of 1,303 retail stores: 592 Gymboree® stores (543 in the United States, 48 in Canada and 1 in Puerto Rico), 175 Gymboree Outlet stores (174 in the United States and 1 in Puerto Rico), 149 Janie and Jack® shops (148 in the United States and 1 in Puerto Rico), and 387 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 732 franchised and Company-operated Gymboree Play & Music® centers in the United States and 43 other countries.

Forward-Looking Statements

The foregoing financial information for the first quarter of fiscal 2016 is unaudited and subject to quarter-end and year-end adjustments. This press release includes forward-looking statements, including statements relating to The Gymboree Corporation’s anticipated future financial performance, especially those set forth under the heading “Fiscal 2016 Business Outlook”. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. The Company presently considers the following risks and uncertainties to be important factors that could cause actual results to differ materially from the Company’s expectations: the ongoing volatility in the commodities markets, potential data breaches of the Company’s or the Company’s vendors’ or suppliers’ computer networks, the Company’s ability to anticipate and timely respond to changes in trends, consumer preferences and customer reactions to new merchandise (particularly given the Company’s need to build up inventory significantly in advance of potential product sales), competitive market conditions, including promotional activities of the Company’s competitors, success in meeting the Company’s delivery targets, gross margin achievement, the Company’s ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, the limited data available upon which to base its expectations for sales trends, and other factors, including those discussed under “Risk Factors” in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the Securities and Exchange Commission on April 28, 2016. The Company cautions investors to carefully consider the risks associated with, and not to place considerable reliance on, the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	13 Weeks Ended
	April 30, 2016	May 2, 2015
Net sales:
Retail	$271,276	$261,732
Gymboree Play & Music	10,094	8,648
Retail Franchise	3,671	5,689

Total net sales	285,041	276,069
Cost of goods sold, including buying and occupancy expenses	(168,585)	(170,712)

Gross profit	116,456	105,357
Selling, general and administrative expenses	(114,032)	(104,710)

Operating income	2,424	647
Interest income	105	19
Interest expense	(19,807)	(21,076)
Gain on extinguishment of debt	48,804	—
Other income (expense), net	112	(110)

Income (loss) before income taxes	31,638	(20,520)
Income tax expense	(697)	(1,960)

Net income (loss)	30,941	(22,480)
Net loss (income) attributable to noncontrolling interest	1,905	(545)

Net income (loss) attributable to The Gymboree Corporation	$32,846	$(23,025)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30,	January 30,	May 2,
	2016	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$62,168	$18,164	$22,363
Accounts receivable	20,833	26,696	25,515
Merchandise inventories	198,618	206,642	208,908
Prepaid income taxes	2,493	2,196	2,759
Prepaid expenses	5,862	6,757	18,561
Deferred income taxes	—	—	7,263

Total current assets	289,974	260,455	285,369

Property and equipment, net	150,940	158,478	176,400
Goodwill	373,845	372,737	374,308
Other intangible assets, net	340,510	341,011	342,816
Other assets	7,331	7,795	6,089

Total assets	$1,162,600	$1,140,476	$1,184,982

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$94,162	$109,193	$105,426
Accrued and other current liabilities	121,598	102,254	106,669
Line of credit borrowings	43,000	19,000	42,000
Current portion of ABL term loan	2,500	—	—
Current obligation under capital lease	—	605	565

Total current liabilities	261,260	231,052	254,660

Long-term liabilities:
Long-term debt, net	1,010,709	1,040,506	1,092,549
Long-term sale-leaseback financing liability, net	25,545	25,578	—
Long-term obligation under capital lease	—	2,245	2,704
Lease incentives and other liabilities	45,593	49,664	52,858
Unrecognized tax benefits	5,111	5,075	5,151
Deferred income taxes	123,567	124,244	129,865

Total liabilities	1,471,785	1,478,364	1,537,787

Stockholders’ deficit	(309,185)	(337,888)	(352,805)

Total liabilities and stockholders’ deficit	$1,162,600	$1,140,476	$1,184,982

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	13 Weeks Ended
	April 30, 2016	May 2, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$30,941	$(22,480)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on extinguishment of debt	(48,804)	—
Depreciation and amortization	10,151	10,700
Amortization of deferred financing costs and accretion of original issue discount	1,890	1,886
Interest rate cap contracts - adjustment to market	1,183	778
Loss (gain) on disposal/impairment of assets	648	(539)
Gain on write-off of assets and liabilities due to contract termination (a)	(2,561)	—
Deferred income taxes	(613)	264
Share-based compensation expense	622	720
Other	345	(198)
Change in assets and liabilities:
Accounts receivable	4,242	(168)
Merchandise inventories	7,805	(10,958)
Prepaid income taxes	(296)	(154)
Prepaid expenses and other assets	628	(11,739)
Accounts payable	(15,067)	18,375
Accrued and other current liabilities	12,096	11,350
Lease incentives and other liabilities	(958)	(476)

Net cash provided by (used in) operating activities	2,252	(2,639)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,591)	(3,140)
Proceeds from sale of assets	—	353
Receipt of related party loan receivable	1,741	—
Other	1	8

Net cash used in investing activities	(1,849)	(2,779)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL facility	152,000	130,000
Payments on ABL facility	(128,000)	(121,000)
Proceeds from ABL term loan	50,000	—
Payments for deferred financing costs	(3,804)	—
Repurchase of notes	(26,198)	—
Payments on capital lease and sale-leaseback financing liability	(47)	(133)
Dividend payment by VIE to its parent	(512)	—

Net cash provided by financing activities	43,439	8,867

Effect of exchange rate fluctuations on cash and cash equivalents	162	394

Net increase in cash and cash equivalents	44,004	3,843
CASH AND CASH EQUIVALENTS:
Beginning of period	18,164	18,520

End of period	$62,168	$22,363

(a)	Incurred as a result of termination of a contract with a third party fulfilment center for www.gymboree.com.

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

ADJUSTED EBITDA:

The Company defines “Adjusted EBITDA” as net income (loss) attributable to The Gymboree Corporation before interest expense, interest income, income tax expense/benefit, and depreciation and amortization (“EBITDA”) adjusted for other items, including gain on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets, and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Private Equity, LP (formerly Bain Capital Partners, LLC) (the “Acquisition”).

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles (“GAAP”), but is considered an important supplemental measure of the Company’s performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company’s computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The table below provides a reconciliation of net income (loss) attributable to The Gymboree Corporation to Adjusted EBITDA:

	13 Weeks Ended
	April 30, 2016	May 2, 2015

Net income (loss) attributable to The Gymboree Corporation	$32,846	$(23,025)
Reconciling items (a):
Interest expense	19,807	21,076
Interest income	(3)	(7)
Income tax (benefit) expense	(320)	1,305
Depreciation and amortization (b)	9,983	10,295
Non-cash share-based compensation expense	622	720
Loss on disposal/impairment on assets	370	133
Loss on contract termination (c)	5,689	—
Gain on extinguishment of debt	(48,804)	—
Acquisition-related adjustments (d)	3,542	3,234
Other (e)	762	1,866

Adjusted EBITDA	$24,494	$15,597

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net loss attributable to The Gymboree Corporation.

(b) Includes the following:
Amortization of intangible assets (impacts SG&A)	$384	$384
Amortization of below and above market leases (impacts COGS)	(239)	(133)

	$145	$251

(c) Incurred as a result of termination of a contract with a third party fulfilment center for www.gymboree.com.

(d) Includes the following:
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$1,784	$1,886
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	1,758	1,348

	$3,542	$3,234

(e) Other is comprised of restructuring and non-recurring charges.

OTHER NON-GAAP FINANCIAL MEASURES:

	13 Weeks Ended
	April 30, 2016	May 2, 2015

Gross profit as reported	$116,456	$105,357
Acquisition-related adjustments	1,546	1,753

Adjusted gross profit excluding Acquisition-related adjustments (non-GAAP measure)	$118,002	$107,110

	13 Weeks Ended
	April 30, 2016	May 2, 2015

SG&A as reported	$(114,032)	$(104,710)
Acquisition-related adjustments	2,142	1,732
Loss on termination of a contract with a third party fulfilment center for www.gymboree.com	5,689	—
Other adjustments	762	1,866

	8,593	3,598

Adjusted SG&A excluding Acquisition-related and other adjustments (non-GAAP measure)	$(105,439)	$(101,112)

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the 13 Weeks Ended April 30, 2016
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$277,431	$10,347	$(2,737)	$285,041
Cost of goods sold, including buying and occupancy expenses	(164,574)	(5,023)	1,012	(168,585)

Gross profit	112,857	5,324	(1,725)	116,456
Selling, general and administrative expenses	(109,145)	(6,546)	1,659	(114,032)

Operating income (loss)	3,712	(1,222)	(66)	2,424
Other non-operating income	28,880	334	—	29,214

Income (loss) before income taxes	32,592	(888)	(66)	31,638
Income tax benefit (expense)	320	(1,017)	—	(697)

Net income (loss)	32,912	(1,905)	(66)	30,941
Net loss attributable to noncontrolling interest	—	1,905	—	1,905

Net income attributable to The Gymboree Corporation	$32,912	$—	$(66)	$32,846

	For the 13 Weeks Ended May 2, 2015
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$270,138	$8,611	$(2,680)	$276,069
Cost of goods sold, including buying and occupancy expenses	(169,562)	(2,227)	1,077	(170,712)

Gross profit	100,576	6,384	(1,603)	105,357
Selling, general and administrative expenses	(100,988)	(5,173)	1,451	(104,710)

Operating (loss) income	(412)	1,211	(152)	647
Other non operating expense	(21,157)	(10)	—	(21,167)

(Loss) income before income taxes	(21,569)	1,201	(152)	(20,520)
Income tax expense	(1,304)	(656)	—	(1,960)

Net (loss) income	(22,873)	545	(152)	(22,480)
Net income attributable to noncontrolling interest	—	(545)	—	(545)

Net loss attributable to The Gymboree Corporation	$(22,873)	$—	$(152)	$(23,025)

EXHIBIT E (continued)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30, 2016
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$270,190	$22,339	$(2,555)	$289,974
Non-current assets	868,671	3,955	—	872,626

Total assets	$1,138,861	$26,294	$(2,555)	$1,162,600

Current liabilities	$241,347	$22,135	$(2,222)	$261,260
Non-current liabilities	1,210,214	311	—	1,210,525

Total liabilities	1,451,561	22,446	(2,222)	1,471,785

Total stockholders’ deficit	(312,700)	—	(333)	(313,033)
Noncontrolling interest	—	3,848	—	3,848

Total liabilities and stockholders’ deficit	$1,138,861	$26,294	$(2,555)	$1,162,600

	January 30, 2016
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$241,043	$20,845	$(1,433)	$260,455
Non-current assets	875,071	4,950	—	880,021

Total assets	$1,116,114	$25,795	$(1,433)	$1,140,476

Current liabilities	$217,596	$14,618	$(1,162)	$231,052
Non-current liabilities	1,246,849	463	—	1,247,312

Total liabilities	1,464,445	15,081	(1,162)	1,478,364

Total stockholders’ deficit	(348,331)	—	(271)	(348,602)
Noncontrolling interest	—	10,714	—	10,714

Total liabilities and stockholders’ deficit	$1,116,114	$25,795	$(1,433)	$1,140,476

	May 2, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$269,733	$17,770	$(2,134)	$285,369
Non-current assets	894,518	5,095	—	899,613

Total assets	$1,164,251	$22,865	$(2,134)	$1,184,982

Current liabilities	$244,625	$11,840	$(1,805)	$254,660
Non-current liabilities	1,282,642	485	—	1,283,127

Total liabilities	1,527,267	12,325	(1,805)	1,537,787

Total stockholders’ deficit	(363,016)	—	(329)	(363,345)
Noncontrolling interest	—	10,540	—	10,540

Total liabilities and stockholders’ deficit	$1,164,251	$22,865	$(2,134)	$1,184,982

*	The Variable Interest Entities (“VIEs”) include the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd. While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.

EXHIBIT F

THE GYMBOREE CORPORATION

RETAIL SALES BY BRAND

(In thousands)

(Unaudited)

				Total
	Gymboree	Janie and Jack	Crazy 8	Before VIE	VIE	Total
13 weeks ended April 30, 2016	$170,070	$34,985	$64,014	$269,069	$2,207	$271,276
13 weeks ended May 2, 2015	$160,121	$33,573	$66,230	$259,924	$1,808	$261,732